Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Erik Mason	Brian Denyeau
AspenTech	ICR
+1 781-221-8386	+1 646-277-1251
erik.mason@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Second Quarter of

Fiscal 2013

Burlington, Mass. — January 29, 2013 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its second quarter of fiscal year 2013, ended December 31, 2012.

“AspenTech delivered strong second quarter results that exceeded our guidance on all key metrics.  We continue to see strong customer demand and product usage patterns, which contributed to our solid year-over-year annual spend growth of nearly 13% during the second quarter,” said Mark Fusco, President and Chief Executive Officer.  “The company’s operational execution remains at a high level, which is evidenced by free cash flow generation of $34.5 million during the quarter.  With over $50 million of free cash flow generated during the first half of our fiscal year, we feel very good about the company’s position as we are heading into our seasonally strongest cash flow quarter.”

Fusco added, “Looking ahead, we are encouraged by the strength of our pipeline and business momentum.  We believe the company is tracking well against each of our key full year objectives, including growth, cash flow, revenue and profitability.”

Second Quarter Fiscal 2013 and Recent Business Highlights

•                 Annual spend, which the company defines as the annualized value of all term license and maintenance revenue contracts at the end of the quarter, was approximately $320 million at the end of the second quarter of fiscal 2013, an increase of 12.7% compared to the second quarter of fiscal 2012, and 2.6% sequentially.

•                 The license portion of total contract value was $1.54 billion at the end of the second quarter of fiscal 2013, an increase of 13.5% compared to the second quarter of fiscal 2012, and 2.9% sequentially.

•                 Total contract value, including the value of bundled maintenance, was $1.78 billion at the end of the second quarter of fiscal 2013, an increase of 15.5% compared to the second quarter of fiscal 2012, and 3.3% sequentially.

Summary of Second Quarter Fiscal Year 2013 Financial Results

AspenTech’s total revenue of $77.3 million increased 16% from $66.6 million in the second quarter of the prior year.

•                  Subscription and software revenue was $59.5 million in the second quarter of fiscal 2013, an increase from $46.5 million in the second quarter of fiscal 2012.

•                  Services & other revenue was $17.9 million in the second quarter of fiscal 2013, compared to $20.1 million in the second quarter of fiscal 2012.

For the quarter ended December 31, 2012, AspenTech reported income from operations of $14.9 million, compared to income from operations of $7.0 million for the same period last fiscal year.

Net income was $9.9 million for the quarter ended December 31, 2012, leading to net income per share of $0.10, compared to $0.04 in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense, restructuring charges and amortization of intangibles associated with acquisitions, was $18.6 million for the second quarter of fiscal 2013, compared to $10.1 million in the same period last fiscal year.

Non-GAAP net income was $12.3 million, or $0.13 per share, for the second quarter of fiscal 2013, compared to non-GAAP net income of $6.0 million, or $0.06 per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash and cash equivalent balance of $175.2 million at December 31, 2012, an increase of $11.9 million from the end of the prior quarter after using $19.7 million in cash to repurchase shares of common stock and reducing secured borrowings by $5.6 million.  AspenTech has now fully repaid its secured borrowings.  During the second quarter, the company generated $35.7 million in cash flow from operations and $34.5 million in free cash flow after taking into consideration $1.2 million in capital expenditures and capitalized software.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that, for the next few years, a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income (loss) and net income (loss), will be of limited value in assessing AspenTech’s performance, growth and financial condition. Accordingly, management instead is focusing on certain non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, January 29, 2013, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the second quarter fiscal year 2013 as well as the company’s business outlook.

The live dial-in number is (877) 245-0126, conference ID code 86327489. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 86327489, through March 1, 2013.

About AspenTech

AspenTech is a leading supplier of software that optimizes process manufacturing — for energy, chemicals, engineering and construction, and other industries that manufacture and produce products from a chemical process. With integrated aspenONE solutions, process manufacturers can implement best practices for optimizing their engineering, manufacturing and supply chain operations. As a result, AspenTech customers are better able to increase capacity, improve margins, reduce costs and become more energy efficient. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2013 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

Forward-Looking Statements

The second and third paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s failure to develop new software products, enhance existing products and services, or penetrate new vertical markets; demand for, or usage of, aspenONE software declines for any reason; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; risks associated with operations outside the United States; weaknesses in AspenTech’s internal controls; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue:
Subscription and software	$59,457	$46,502	$113,537	$78,412
Services and other	17,852	20,053	35,229	39,368
Total revenue	77,309	66,555	148,766	117,780
Cost of revenue:
Subscription and software	3,100	2,622	6,290	5,346
Services and other	9,273	10,303	18,421	21,400
Total cost of revenue	12,373	12,925	24,711	26,746
Gross profit	64,936	53,630	124,055	91,034
Operating expenses:
Selling and marketing	23,303	22,318	44,894	45,764
Research and development	15,039	12,767	30,805	26,536
General and administrative	11,671	11,490	24,439	27,377
Restructuring charges	(6)	14	34	(59)
Total operating expenses	50,007	46,589	100,172	99,618
Income (loss) from operations	14,929	7,041	23,883	(8,584)
Interest income	955	2,034	2,054	4,265
Interest expense	(116)	(1,015)	(373)	(2,107)
Other expense, net	(57)	(425)	(334)	(2,457)
Income (loss) before provision for (benefit from) income taxes	15,711	7,635	25,230	(8,883)
Provision for (benefit from) income taxes	5,774	3,799	10,880	(983)
Net income (loss)	$9,937	$3,836	$14,350	$(7,900)
Net Income (loss) per common share:
Basic	$0.11	$0.04	$0.15	$(0.08)
Diluted	$0.10	$0.04	$0.15	$(0.08)
Weighted average shares outstanding:
Basic	93,512	93,902	93,470	93,983
Diluted	95,463	96,267	95,541	93,983

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share data)

	December 31,	June 30,
	2012	2012

ASSETS
Current assets:
Cash and cash equivalents	$175,224	$165,242
Accounts receivable, net	39,531	31,450
Current portion of installments receivable, net	20,923	33,184
Collateralized receivables	—	6,297
Unbilled services	1,006	1,592
Prepaid expenses and other current assets	7,990	16,219
Prepaid income taxes	133	283
Current deferred tax assets	6,770	7,196
Total current assets	251,577	261,463
Non-current installments receivable, net	8,089	14,046
Property, equipment and leasehold improvements, net	7,727	7,037
Computer software development costs, net	1,618	1,689
Goodwill	19,851	19,399
Non-current deferred tax assets	49,173	58,559
Other non-current assets	7,403	6,142
Total assets	$345,438	$368,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Secured borrowings	$—	$10,756
Accounts payable	4,502	2,566
Accrued expenses and other current liabilities	29,248	37,989
Income taxes payable	295	598
Current deferred revenue	141,538	143,578
Current deferred tax liabilities	232	232
Total current liabilities	175,815	195,719
Non-current deferred revenue	50,358	43,595
Other non-current liabilities	14,968	15,429
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value—
Authorized— 3,636 shares at December 31, 2012 and June 30, 2012
Issued and outstanding— none at December 31, 2012 and June 30, 2012	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares
Issued— 98,294,064 shares at December 31, 2012 and 96,663,580 shares at June 30, 2012
Outstanding— 93,615,934 shares at December 31, 2012 and 93,465,955 shares at June 30, 2012	9,829	9,666
Additional paid-in capital	559,983	547,546
Accumulated deficit	(380,729)	(395,079)
Accumulated other comprehensive income	8,702	8,095
Treasury stock, at cost—4,678,130 shares of common stock at December 31, 2012 and 3,197,625 at June 30, 2012	(93,488)	(56,636)
Total stockholders’ equity	104,297	113,592
Total liabilities and stockholders’ equity	$345,438	$368,335

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$9,937	$3,836	$14,350	$(7,900)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,370	1,281	2,687	2,693
Net foreign currency (gain) loss	(183)	(57)	(304)	1,218
Stock-based compensation	3,453	3,071	7,768	6,779
Deferred income taxes	5,636	3,044	9,858	(2,310)
Provision for bad debts	65	(553)	162	(403)
Other non-cash activities	25	—	28	13
Changes in assets and liabilities:
Accounts receivable	(16,852)	(13,662)	(7,957)	(8,068)
Unbilled services	568	1,294	606	1,905
Prepaid expenses, prepaid income taxes, and other assets	1,462	(419)	5,905	768
Installments and collateralized receivables	14,071	18,399	25,101	26,728
Accounts payable, accrued expenses, income taxes payable and other liabilities	4,750	(1,694)	(8,503)	(8,592)
Deferred revenue	11,377	8,467	4,439	15,449
Net cash provided by operating activities	35,679	23,007	54,140	28,280
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(767)	(536)	(2,567)	(922)
Insurance proceeds	—	—	2,222	—
Purchase of technology intangibles	—	—	(527)	—
Capitalized computer software development costs	(435)	(192)	(435)	(392)
Net cash used in investing activities	(1,202)	(728)	(1,307)	(1,314)
Cash flows from financing activities:
Exercise of stock options and warrants	5,072	1,874	9,120	4,106
Proceeds from secured borrowings	—	3,574	—	4,982
Repayments of secured borrowings	(5,616)	(18,188)	(11,010)	(20,420)
Repurchases of common stock	(19,689)	(11,068)	(36,852)	(20,240)
Payment of tax withholding obligations related to restricted stock	(2,312)	(582)	(4,288)	(1,769)
Net cash used in financing activities	(22,545)	(24,390)	(43,030)	(33,341)
Effects of exchange rate changes on cash and cash equivalents	(71)	10	179	(355)
Increase (decrease) in cash and cash equivalents	11,861	(2,101)	9,982	(6,730)
Cash and cash equivalents, beginning of period	163,363	145,356	165,242	149,985
Cash and cash equivalents, end of period	$175,224	$143,255	$175,224	$143,255

Supplemental disclosure of cash flow information:
Income tax paid (refunded), net	$778	$(293)	$1,812	$338
Interest paid	116	1,015	373	2,107

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to non-GAAP results.
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Total expenses
GAAP total expenses (a)	$62,380	$59,514	$124,883	$126,364
Less:
Stock-based compensation (b)	(3,453)	(3,071)	(7,768)	(6,779)
Restructuring charges	6	(14)	(34)	59
Amortization of purchased intangibles	(199)	—	(302)	—
Non-GAAP total expenses	$58,734	$56,429	$116,779	$119,644

Income (loss) from operations
GAAP income (loss) from operations	$14,929	$7,041	$23,883	$(8,584)
Plus:
Stock-based compensation (b)	3,453	3,071	7,768	6,779
Restructuring charges	(6)	14	34	(59)
Amortization of purchased intangibles	199	—	302	—
Non-GAAP income (loss) from operations	$18,575	$10,126	$31,987	$(1,864)

Net income (loss)
GAAP net income (loss)	$9,937	$3,836	$14,350	$(7,900)
Plus:
Stock-based compensation (b)	3,453	3,071	7,768	6,779
Restructuring charges	(6)	14	34	(59)
Amortization of purchased intangibles	199	—	302	—
Less:
Income tax effect on Non-GAAP items (c)	(1,316)	(941)	(2,926)	(1,970)
Non-GAAP net income (loss)	$12,267	$5,980	$19,528	$(3,150)

Diluted income (loss) per share
GAAP diluted income (loss) per share	$0.10	$0.04	$0.15	$(0.08)
Plus:
Stock-based compensation (b)	0.04	0.03	0.08	0.07
Restructuring charges	—	—	—	—
Amortization of intangible assets	—	—	—	—
Less:
Income tax effect on Non-GAAP items (c)	(0.01)	(0.01)	(0.03)	(0.02)
Non-GAAP diluted income (loss) per share	$0.13	$0.06	$0.20	$(0.03)

Shares used in computing diluted income (loss) per share	95,463	96,267	95,541	93,983

(a) GAAP total expenses

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Total costs of revenue	$12,373	$12,925	$24,711	$26,746
Total operating expenses	50,007	46,589	100,172	99,618
GAAP total expenses	$62,380	$59,514	$124,883	$126,364

(b) Stock-based compensation expense was as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Cost of services and other	$316	$314	$659	$617
Selling and marketing	972	1,229	1,949	2,399
Research and development	742	353	1,483	701
General and administrative	1,423	1,175	3,677	3,062
Total stock-based compensation	$3,453	$3,071	$7,768	$6,779

(c) The income tax effect on Non-GAAP items for the three and six months ended December 31, 2012 is calculated utilizing an estimate of our future effective tax rate.